Filed Pursuant to Rule 424(b)(7)
Registration No. 333-275326
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 6, 2023)
30,000,000 Shares
Corebridge Financial, Inc.
Common Stock

All of the 30,000,000 shares of common stock of Corebridge Financial, Inc. are being sold by American International Group, Inc., the selling stockholder. We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CRBG”. The last reported sale price of our common stock on the NYSE on May 29, 2024 was $29.47 per share.
The underwriter also may purchase up to 4,500,000 additional shares from the selling stockholder within 30 days from the date of this prospectus supplement solely to cover over-allotments.
Following the completion of this offering, American International Group, Inc. will own approximately 48.35% of our common stock (or 47.62% if the underwriter exercises in full its option to purchase additional shares of our common stock) and an affiliate of Blackstone Inc. will own approximately 10.2% of our common stock.
Investing in our common stock involves risks. See the sections entitled “Risk Factors” on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$29.20000	$876,000,000.00
Underwriting discount	$0.14715	$4,414,500.00
Proceeds, before expenses, to the selling stockholder	$29.05285	$871,585,500.00

The underwriter expects to deliver the shares to purchasers on or about June 3, 2024.
Morgan Stanley
The date of this prospectus supplement is May 30, 2024.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
We have not, and the selling stockholder and the underwriter have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or distribute. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of shares of our common stock.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
As used in this prospectus supplement, the terms “we,” “us,” “our” and the “Company” mean Corebridge Financial, Inc. and its consolidated subsidiaries, unless the context refers only to Corebridge Financial, Inc. (which we refer to as “Corebridge” or the “Issuer”) as a corporate entity. “AIG” means American International Group, Inc., a Delaware corporation, and the selling stockholder in this offering.
This document has two parts, a prospectus supplement and an accompanying prospectus dated November 6, 2023. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders named in a prospectus supplement may, from time to time, offer and sell our common stock in one or more offerings or resales.
The accompanying prospectus provides you with a general description of our common stock, which the selling stockholder may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein and herein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein and therein, including all documents described under the headings “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our common stock.
S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “targets,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current plans and expectations concerning, among other things, financial position and future financial condition; results of operations; expected operating and non-operating relationships; ability to meet debt service obligations and financing plans; product sales; distribution channels; retention of business; investment yields and spreads; investment portfolio and ability to manage asset-liability cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; the impact of our separation from AIG; geopolitical events, including the ongoing armed conflicts in Ukraine and Russia and in the Middle East; and the impact of prevailing capital markets and economic conditions.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein and therein, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, uncertainty regarding a potential U.S. federal government shutdown, and geopolitical tensions, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Re and its performance of its obligations under these agreements;
•our limited ability to access funds from our subsidiaries;
•our ability to incur indebtedness, our potential inability to refinance all or a portion of our indebtedness or our ability to obtain additional financing on favorable terms or at all;
•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
S-iii

•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength ratings or credit ratings;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•the impact of risks associated with our arrangement with Blackstone IM, BlackRock or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone IM;
•the impact of risks associated with the closing of the Nippon Transaction (as defined in “Prospectus Supplement Summary—Recent Development”);
•our inability to maintain the availability of critical technology systems and the confidentiality of our data, including challenges associated with a variety of privacy and information security laws;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•the intense competition we face in each of our business lines and the technological changes, including the use of artificial intelligence, that may present new and intensified challenges to our business;
•catastrophes, including those associated with climate change and pandemics;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to protect our intellectual property;
•our ability to compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•the ineffectiveness of our productivity improvement initiatives in yielding our expected expense reductions and improvements in operational and organizational efficiency;
•recognition of an impairment of our goodwill or the establishment of an additional valuation allowance against our deferred income tax assets as a result of our business lines underperforming or their estimated fair values declining;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•our failure to replicate or replace functions, systems and infrastructure provided by AIG (including through shared service contracts) or our loss of benefits from AIG’s global contracts, and AIG’s failure to perform the services provided for in the transition services agreement entered into between us and AIG on September 14, 2022;
S-iv

•the significant influence that AIG has over us and conflicts of interests arising due to such relationship;
•the indemnification obligations we have to AIG;
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following our IPO and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire AIG Consolidated Tax Group for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•the risk that anti-takeover provisions could discourage, delay, or prevent our change in control, even if the change in control would be beneficial to our shareholders; and
•challenges related to compliance with applicable laws incident to being a public company, which is expensive and time-consuming.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which they are made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
Other risks, uncertainties and factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and the risk factors and other information in our most recent Annual Report on Form 10-K and in our other filings with the SEC incorporated by reference into this prospectus supplement and contained in the accompanying prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus supplement and contained in the accompanying prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, including the sections entitled “Risk Factors” included and incorporated by reference in this prospectus supplement and the accompanying prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, related financial statement schedules and the related notes in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which are incorporated by reference herein, before you decide to invest in shares of our common stock.
Our Company
We are one of the largest providers of retirement solutions and insurance products in the United States, committed to helping individuals plan, save for and achieve secure financial futures. Our addressable markets are large, with powerful, long-term secular trends given an aging U.S. population and a growing need for retirement solutions. We offer a broad set of products and services through our market leading Individual Retirement, Group Retirement, Life Insurance and Institutional Markets businesses, each of which features capabilities and industry experience we believe are difficult to replicate. These four businesses collectively seek to enhance stockholder returns while maintaining our attractive risk profile, which has historically resulted in consistent and strong cash flow generation.
Corebridge is a Delaware corporation. Our principal executive offices are located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and our telephone number is (877) 375-2422.
We maintain a public website at https://www.corebridgefinancial.com. The information contained on or connected to our website is not a part of this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in making your decision whether to purchase shares of our common stock.

Recent Development
On May 16, 2024, we entered into a stock purchase agreement (the “Purchase Agreement”) by and among Corebridge, AIG and Nippon Life Insurance Company (“Nippon”) pursuant to which AIG agreed to sell 121,956,256 shares of our common stock (the “Nippon Transaction”), representing approximately 20% of our issued and outstanding common stock as of May 16, 2024, to Nippon, subject to certain closing conditions, including the receipt of regulatory approvals.
Pursuant to the Purchase Agreement, we have agreed to enter into a stockholder’s agreement (the “Stockholder’s Agreement”) by and between Corebridge and Nippon at the closing of the Nippon Transaction. The Stockholder’s Agreement will provide for, among other things, the grant to Nippon of certain board, board observer and committee designation rights and a standstill restriction on Nippon. Following the closing of the Nippon Transaction, AIG has agreed to assign and transfer its rights and obligations under the registration rights agreement, dated September 14, 2022, between AIG and Corebridge, to Nippon with respect to the shares of our common stock purchased by Nippon. See “Shares Available for Future Sales—Rule 144.”
On May 16, 2024, in connection with the execution of the Purchase Agreement, we entered into an amendment with AIG to the Separation Agreement, dated as of September 14, 2022, (the “Original Separation Agreement”), pursuant to which the we and AIG agreed to certain changes with respect to AIG’s board designation rights and AIG’s right to consent over certain actions by the Company, as set forth in the Original Separation Agreement.
For more information, see our Current Report on Form 8-K filed with the SEC on May 16, 2024 and incorporated by reference into this prospectus supplement.
The Offering

Common stock offered by the selling stockholder	30,000,000 shares

Total common stock to be outstanding after this offering	608,435,650 shares

Option to purchase additional shares
The underwriter has a 30-day option to purchase up to 4,500,000 additional shares of common stock from the selling stockholder solely to cover over-allotments. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the 30,000,000 shares are being offered. See “Underwriting.”

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholder in this offering. The selling stockholder will receive all of the proceeds from the sale of shares of our common stock in this offering.

Dividend Policy
Following the IPO, we paid quarterly cash dividends of $0.23 per share on our common stock on October 10, 2022, December 30, 2022, March 31, 2023, June 30, 2023, September 29, 2023, December 29, 2023 and March 29, 2024. On June 30, 2023, we paid a special dividend of $0.62 per share on our common stock. On November 22, 2023, we paid a special dividend of $1.16 per share on our common stock. Additionally, on May 2, 2024, we declared a quarterly cash dividend of $0.23 per share of common stock, payable on June 28, 2024 to stockholders of record at the close of business on June 14, 2024. Accordingly, purchasers of common stock in this offering that continue to own our common stock at the close of business on June 14, 2024 are expected to be entitled to receive the quarterly dividend declared on May 2, 2024.
As part of our capital management program, shares of our common stock may be repurchased from time to time in the open market, through private purchases, through forward, derivative, accelerated repurchase or automatic repurchase transactions or otherwise. Certain of our share repurchases have been and may from time to time be effected through the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10b5-1 repurchase plans.
On May 4, 2023, our Board authorized a $1 billion
share repurchase program. On April 30, 2024, our
Board authorized an additional $2.0 billion share
repurchase program. Under this program, Corebridge
Parent may, from time to time, purchase up to $2.0
billion of its common stock but is not obligated to
purchase any particular number of shares. Corebridge Parent currently has an aggregate of up to $2.1 billion remaining under such authorizations.The authorization for any share repurchase program may
be terminated, increased or decreased by the Board at any time.

Risk factors
Our business is subject to a number of risks that you should consider before making a decision to invest in our common stock. See the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

NYSE symbol	“CRBG”
The above number of shares of our common stock outstanding as of May 29, 2024 excludes 34,810,151 shares of common stock reserved for future issuance following this offering under our equity plans and 6,352,770 shares of common stock issuable upon settlement of Restricted Stock Units (“RSUs”) and employee stock options outstanding as of May 29, 2024.
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares of common stock from the selling stockholder.

RISK FACTORS
Investing in our common stock involves risk. You should consider and read carefully all of the risks and uncertainties described in the section entitled “Risk Factors” herein and in the section entitled “Risk Factors” in the accompanying prospectus, and the risk factors and other information, including our financial statements, contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement and in our other filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. The risks described herein and in the accompanying prospectus and the risks in our filings with the SEC incorporated by reference herein or therein are not the only ones facing us. The occurrence of any of those risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of our common stock could decline, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and our filings with the SEC incorporated by reference herein and therein also contain forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described herein and in the accompanying prospectus and the risk factors and other information in our filings with the SEC incorporated by reference herein and therein. See “Special Note Regarding Forward-Looking Statements and Information” herein and “Where You Can Find More Information” below.
Risks Relating to Our Common Stock and this Offering
Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, and the Dodd-Frank Act, is expensive and time-consuming.
We are subject to the reporting, accounting and corporate governance requirements of the NYSE and the Exchange Act, Sarbanes-Oxley Act of 2002 and Dodd-Frank that apply to issuers of listed equity, which impose certain new compliance requirements, costs and obligations upon us. The changes necessitated by being a publicly listed company require a significant commitment of additional resources and management oversight, which has increased our operating costs. Further, to comply with the requirements of being a public company, we have undertaken and continue to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. If we are unable to maintain effective internal control over financial reporting, we may be unable to report our financial condition or financial results accurately or to report them within the timeframes required by the SEC.
The expenses associated with being a public company include increases in auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses. As a public company, we are required, among other things, to define and expand the roles and the duties of our Board and its committees and institute more comprehensive financial reporting, compliance and investor relations functions. Failure to comply with the requirements of being a public company could subject us to sanctions or investigations by the SEC, NYSE or other regulatory authorities and could potentially cause investors to lose confidence in the accuracy and completeness of our financial reports.
The market price of our common stock could be volatile and could decline.
Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock may fluctuate significantly. Among the factors that could affect our stock price are:
•domestic and international economic factors unrelated to our performance, including industry or general market conditions;
•changes in our customers’ preferences;

•new regulatory pronouncements and changes in regulatory guidelines or lawsuits, enforcement actions and other claims by third parties or governmental authorities;
•investor perception of us and our industry, including as a result of adverse publicity related to us or another industry participant or speculation in the press or investment community;
•any future issuance by us of senior or subordinated debt securities or preferred stock or other equity securities that rank senior to our common stock;
•lack of, or changes in, securities analysts’ estimates of our or our industry’s financial performance, or unfavorable or misleading research coverage and reports by industry analysts;
•action by institutional stockholders or other large stockholders (including AIG), including future sales of our common stock or our other securities;
•actual or anticipated fluctuations in our operating results, failure to meet any guidance given by us or any change in any guidance given by us, or changes by us in our guidance practices;
•changes in market valuations or earnings of similar companies;
•announcements by us or our competitors of significant contracts, acquisitions, dispositions or strategic partnerships or significant impairment charges;
•war and other geopolitical tensions, terrorist acts and epidemic disease;
•additions or departures of key personnel; and
•misconduct or other improper actions of our employees.
In particular, we cannot assure you that you will be able to resell your shares at or above the public offering price or that we will repurchase any of our common stock shares. Stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the affected company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which could materially and adversely affect our business, results of operations, financial condition and liquidity.
Future sales of shares by our existing stockholders could cause our stock price to decline.
Sales of substantial amounts of our common stock in the public market following this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales, or the possibility that these sales could occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
As of May 29, 2024, we have 608,435,650 outstanding shares of common stock. Of these outstanding shares, all of the shares sold by AIG in registered public offerings, including the IPO, and all of the shares to be sold pursuant to this offering will be immediately tradable without restriction under the Securities Act of 1993, as amended (the “Securities Act”), except for any shares held by “affiliates,” as that term is defined in Rule 144 under the Securities Act (“Rule 144”).
In connection with this offering, we, the selling stockholder and all of our directors and executive officers will enter into lock-up agreements under which, subject to certain exceptions, we and they have agreed not to sell, transfer or dispose of or hedge, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 30 days after the date of this prospectus supplement, except with the prior written consent of Morgan Stanley & Co. LLC. Following the expiration or waiver of this 30-day lock-up period, approximately 356,165,759 shares of our common stock (or

351,665,759 shares if the underwriter exercises in full its option to purchase additional shares of our common stock) will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144 or pursuant to an exception from registration under Rule 701. See “Shares Available for Future Sale” for further information about other lock-up arrangements applicable to each of AIG, Blackstone and Nippon.
Following this offering, we will no longer be a “controlled company” within the meaning of the NYSE rules. However, we may continue to rely on exemptions from certain corporate governance requirements during a one-year transition period.
After giving effect to this offering, we will no longer be a “controlled company” within the meaning of the NYSE corporate governance standards. The NYSE rules require that (i) we have a compensation committee and a nominating and governance committee, each of which is composed of at least a majority of independent directors within 90 days of the date that we no longer qualify as a “controlled company;” (ii) each of the compensation and nominating and governance committees be composed entirely of independent directors within one year of the date that we no longer qualify as a “controlled company;” and (iii) we have a Board composed of a majority of independent directors within one year of the date that we no longer qualify as a “controlled company.” We are currently taking advantage of the “controlled company” exemption and do not have a compensation committee, a nominating and governance committee or a Board composed of a majority of independent directors. Accordingly, during the transition period, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE. Furthermore, a change in our board of directors and committee membership may result in a change in our operation philosophies and deviations from our current corporate strategy.
Applicable insurance laws could make it difficult to effect a change of control of our company.
The insurance laws and regulations of the various states in which our insurance subsidiaries are organized could delay or impede a business combination involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions could delay, deter or prevent a potential merger or sale of our company, even if our Board decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions could also delay sales by us or acquisitions by third parties of our insurance subsidiaries.
Failure to complete the Nippon Transaction may negatively impact our ongoing business and stock price.
If the Nippon Transaction is not completed on a timely basis or at all, our ongoing business may be adversely affected as a result of the time and resources committed to the proposed transaction that could have been devoted to pursuing other opportunities. In addition, the price of our common stock may decline to the extent that the current market price reflects a market assumption that the Nippon Transaction will be completed on the proposed timeline and that any anticipated benefits will be realized.

USE OF PROCEEDS
We will not receive any proceeds from the sale of common stock by the selling stockholder in this offering. The selling stockholder will receive all of the proceeds from the sale of shares of our common stock in this offering.

DIVIDEND POLICY
Following the IPO, we paid quarterly cash dividends of $0.23 per share on our common stock on October 10, 2022, December 30, 2022, March 31, 2023, June 30, 2023, September 29, 2023, December 29, 2023 and March 29, 2024. On June 30, 2023, we paid a special dividend of $0.62 per share on our common stock. On November 22, 2023, we paid a special dividend of $1.16 per share on our common stock. Additionally, on May 2, 2024, we declared a quarterly cash dividend of $0.23 per share of common stock, payable on June 28, 2024 to stockholders of record at the close of business on June 14, 2024. Accordingly, purchasers of common stock in this offering that continue to own our common stock at the close of business on June 14, 2024 are expected to be entitled to receive the quarterly dividend declared on May 2, 2024.
As part of our capital management program, shares of our common stock may be repurchased from time to time in the open market, through private purchases, through forward, derivative, accelerated repurchase or automatic repurchase transactions or otherwise. Certain of our share repurchases have been and may from time to time be effected through the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10b5-1 repurchase plans.
On May 4, 2023, our Board authorized a $1 billion share repurchase program. On April 30, 2024, our Board authorized an additional $2.0 billion share repurchase program. Under this program, Corebridge Parent may, from time to time, purchase up to $2.0 billion of its common stock but is not obligated to purchase any particular number of shares. Corebridge Parent currently has an aggregate of up to $2.1 billion remaining under such authorizations. The authorization for any share repurchase program may be terminated, increased or decreased by the Board at any time.
Delaware law requires that dividends be paid only out of “surplus,” which is defined as the fair market value of our net assets, minus our stated capital, or out of the current or the immediately preceding year’s earnings. Corebridge Parent is a holding company and has no direct operations. All of our business operations are conducted through our subsidiaries. Any dividends we pay will depend upon the funds legally available for distribution, including dividends or distributions from our subsidiaries to us. The states in which our insurance subsidiaries are domiciled impose certain restrictions on our insurance subsidiaries’ ability to pay dividends to their parent companies. These restrictions are based in part on the prior year’s statutory income and surplus, as well as earned surplus. Such restrictions, or any future restrictions adopted by the states in which our insurance subsidiaries are domiciled, could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable by our subsidiaries without affirmative approval of state regulatory authorities. As a holding company, Corebridge Parent depends on the ability of its subsidiaries to meet its obligations and liquidity needs.

SELLING STOCKHOLDER
The following table sets forth information as of May 29, 2024 with respect to the ownership of our common stock by AIG.
The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Percentage computations are based on approximately 608,435,650 shares of our common stock outstanding as of May 29, 2024. AIG has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

	Shares Beneficially Owned Before and After the Offering, Assuming the Underwriter’s Option is Not Exercised					Shares Beneficially Owned After the Offering, Assuming the Underwriter’s Option is Exercised in Full
Name of Beneficial Owner	Number of Shares Owned Before the Offering	Percent of Class Before the Offering (%)	Shares Offered Hereby	Number of Shares Owned After the Offering	Percent of Class After the Offering (%)	Number of Shares Owned After the Offering	Percent of Class After the Offering (%)
AIG Inc.(1)	324,203,636	53.28%	30,000,000	294,203,636	48.35%	289,703,636	47.62%
__________________
(1)Represents shares of common stock held by AIG Inc. AIG Inc.’s address is 1271 Avenue of the Americas, 41st Floor, New York, New York 10020.
For information regarding certain material relationships between the selling stockholder and the Company, see “Certain Relationships and Related Party Transactions” in our proxy statement on Schedule 14A filed with the SEC on April 29, 2024 and incorporated by reference into this prospectus supplement. For more information regarding the Nippon Transaction, see “Prospectus Supplement Summary—Recent Development” in this prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase such common stock pursuant to this offering and hold such common stock as a capital asset. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Non-U.S. Holders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, certain former citizens or residents of the United States, or Non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift or alternative minimum tax considerations.
As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:
•an individual who is neither a citizen nor a resident of the United States;
•a corporation that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business in the United States; or
•a trust unless (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
If an entity treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our common stock.
PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Distributions on Common Stock
If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) with respect to a share of our common stock, the distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “Sale, Exchange or Other Disposition of Common Stock”). Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, Internal Revenue Service (“IRS”) Forms W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on distributions, including such Non-U.S. Holder’s eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.
If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.
The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”
Sale, Exchange or Other Disposition of Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of our common stock unless:
(i)such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);
(ii)such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or
(iii)we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such common stock, and certain other conditions are met.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation.
The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”
FATCA Withholding
Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of dividends on our common stock. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If our common stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to our common stock.
Information Reporting and Backup Withholding
Distributions on our common stock made to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such distributions generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.
The information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.
U.S. Federal Estate Tax
Shares of our common stock owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

SHARES AVAILABLE FOR FUTURE SALE
Our common stock is listed on the NYSE under the symbol “CRBG.” Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. Some shares of our common stock will not be available for sale for a certain period of time after this offering because they are subject to contractual and legal restrictions on resale, some of which are described below. Sales of substantial amounts of common stock in the public market after these restrictions lapse, or the perception that these sales could occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.
Sales of Restricted Securities
After this offering, 608,435,650 shares of our common stock will be outstanding. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining 356,165,759 shares of our common stock (or 351,665,759 shares if the underwriter exercises its option to purchase additional shares of common stock from the selling stockholder in full) that will be held by the selling stockholder and Blackstone after this offering will remain “restricted securities” within the meaning of Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if they are registered under the Securities Act or are sold pursuant to an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below. Subject to the lock-up agreements described below, shares held by our affiliates that are not restricted securities or that have been owned for more than one year may be sold subject to compliance with Rule 144 of the Securities Act without regard to the prescribed one-year holding period under Rule 144.
The shares of our common stock proposed to be acquired by Nippon in the Nippon Transaction will be “restricted securities” within the meaning of Rule 144 under the Securities Act. For more information, see “Prospectus Supplement Summary—Recent Development.”
Equity Awards
In September 2022, we filed a registration statement under the Securities Act to register the shares of common stock to be issued under our equity compensation plan and, as a result, all shares of common stock acquired through equity-based awards granted under the plan are also freely tradable under the Securities Act unless purchased by our affiliates. Such number of shares of our common stock outstanding excludes 34,810,151 shares of common stock reserved for future issuance following this offering under our equity plans and 6,352,770 shares of common stock issuable upon settlement of RSUs and employee stock options outstanding as of May 29, 2024.
Lock-up Agreements
Upon the completion of the offering, the selling stockholder, our directors and our executive officers will have signed lock-up agreements, under which, subject to certain exceptions, including the Nippon Transaction or a potential repurchase by us of up to an aggregate of $150 million in value of shares of common stock from AIG and Blackstone, they will agree not to sell, transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or without the prior written consent of Morgan Stanley & Co. LLC, for a period of 30 days after the date of this prospectus. Blackstone is subject to a lock-up set forth in the Blackstone Stockholders’ Agreement that, among other restrictions, requires Blackstone to be subject to the same form of lock-up as us or the selling stockholder following the offering. These lock-up agreements entered into with the underwriter for this offering are described below under “Underwriting.”
Similarly, under the Blackstone Stockholders’ Agreement, Blackstone may not sell its shares of our common stock within five years following the completion of our IPO on September 19, 2022, subject to certain exceptions, including:
•if the purchaser of such shares is an affiliate of Blackstone and agrees to become bound by the Blackstone Stockholders’ Agreement;

•after the first, second and third anniversary of the closing of our IPO, Blackstone may sell up to 25%, 67% and 75%, respectively, of its initial investment in 9.9% of our outstanding common stock;
•after the fifth anniversary of the closing of our IPO on September 19, 2022, Blackstone may sell any shares of our common stock;
•in connection with any share repurchase by us or AIG, to cause Blackstone’s ownership not to exceed 14.9% of our then-outstanding common stock;
•in connection with a change of control of our company that is approved and recommended to our stockholders by our Board; and
•with our consent.
See “Certain Relationships and Related Party Transactions—Partnership and Transactions with Blackstone—Blackstone Stockholders’ Agreement” contained in our proxy statement on Schedule 14A filed with the SEC on April 29, 2024.
In addition, the Purchase Agreement for the Nippon transaction provides that Nippon will be subject to a two-year lock-up from the closing of the Nippon Transaction, subject to certain limited exceptions.
We and AIG have agreed in the underwriting agreement for this offering not to waive or release Blackstone from Article V, Section 5.1(c) of the Blackstone Stockholders' Agreement or Nippon from Section 6.07 of the Purchase Agreement or, in each case, otherwise permit such article or section to be amended without the prior written consent of Morgan Stanley & Co. LLC.
AIG Transfer Restrictions
The Purchase Agreement for the Nippon Transaction provides that AIG will not, subject to certain exceptions, transfer (i) 15% or more of our outstanding common stock (calculated as of the date of such agreement) prior to closing of the Nippon Transaction; provided that if the closing has not occurred on or prior to December 31, 2024, AIG shall then be permitted to transfer shares of our common stock in excess of the above 15% limitation at any time prior to the closing so long as such transfer would not result in AIG owning less than 29.9% of our outstanding common stock (calculated immediately following such transfer); or (ii) shares of our common stock that would result in AIG owning less than 9.9% of our outstanding shares of our common stock (calculated immediately following such transfer) at any time prior to the second anniversary of the closing of the Nippon Transaction.
Registration Rights Agreement
AIG and its subsidiaries have the right to require us to register certain shares of common stock for resale in some circumstances. See “Certain Relationships and Related Party Transactions—Relationship and Transactions with AIG—Registration Rights Agreement” contained in our proxy statement on Schedule 14A filed with the SEC on April 29, 2024. In addition, Blackstone has the right to require us to register certain shares of common stock for resale in some circumstances. See “Certain Relationships and Related Party Transactions—Partnership and Transactions with Blackstone—Blackstone Stockholders’ Agreement” contained in our proxy statement on Schedule 14A filed with the SEC on April 29, 2024.
In connection with the Nippon Transaction, AIG has agreed to assign and transfer its rights and obligations under the Registration Rights Agreement to Nippon with respect to the shares of common stock purchased by Nippon following the closing of such transaction.
Rule 144
In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to be or have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without registration, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of a prior owner other than an affiliate, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.
In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates, who have met the six-month holding period for beneficial ownership of “restricted shares” of our common stock, are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:
•1% of the number of shares of our common stock then outstanding, which will equal 6,084,357 shares immediately after this offering; and
•the average reported weekly trading volume of our common stock on the NYSE during the four calendar weeks preceding the date of filing a Notice of Proposed Sale of Securities Pursuant to Rule 144 with respect to the sale.
Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. The sale of these shares, or the perception that sales will be made, could adversely affect the price of our common stock after this offering because a substantial supply of shares would be, or would be perceived to be, available for sale in the public market.

UNDERWRITING
Morgan Stanley & Co. LLC is acting as sole underwriter for this offering.
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter has agreed to purchase, and the selling stockholder has agreed to sell to the underwriter, 30,000,000 shares of common stock.
The underwriter is offering the shares of common stock subject to prior sale. The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriter has agreed to purchase all of the shares of common stock being offered by the selling stockholder subject to the terms and conditions set forth in the underwriting agreement. However, the underwriter is not required to purchase any or all of the shares of common stock covered by the option to purchase additional shares of common stock described below.
Shares sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriter to securities dealers may be sold at a discount from the public offering price not to exceed $0.09000 per share. If all the shares are not sold at the public offering price, the underwriter may change the public offering price and selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. The underwriter may offer and sell the shares to the public through one or more of its affiliates or other registered broker-dealers or selling agents.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholder, assuming both no exercise and full exercise of the underwriter's option to purchase additional shares.

	No Exercise	Full Exercise
Per share	$0.14715	$0.14715
Total	$4,414,500	$5,076,675
The expenses of this offering (including the expenses of the selling stockholder), not including the underwriting discounts and commissions, are estimated at $650,000 and are payable by us. In addition, we have agreed to reimburse the underwriter up to $25,000 for certain fees and expenses of counsel to the underwriter.
We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
Option to Purchase Additional Shares
The underwriter has an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 4,500,000 additional shares of common stock from the selling stockholder solely to cover sales by the underwriter in the initial offering of the shares of common stock or in the open market of a greater number of shares of common stock than the total number set forth above. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the 30,000,000 shares are being offered.
No Sales of Similar Securities
We, our executive officers and directors and our existing stockholders (including AIG and Blackstone) have agreed not to (i) offer, sell or contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend or otherwise transfer or dispose of, directly or indirectly, except as provided in the underwriting agreement and/or lock-up agreements entered into in connection with this offering, any shares of our common stock or any of our securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock, (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of our common stock or such other securities, in cash or otherwise) or (iii) file any registration statement with the SEC relating to any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock or otherwise publicly announce any intention to enter into any transaction described above, in each case without the prior written consent of Morgan Stanley & Co. LLC for a period of 30 days after the date of this prospectus supplement, subject to certain limited exceptions set forth in the underwriting agreement and/or lock-up agreements entered into in connection with this offering. The foregoing lock-up provisions would also not restrict the proposed sale of 121,956,256 shares of common stock by AIG to Nippon pursuant to the Purchase Agreement or a potential repurchase by us of up to an aggregate of $150 million in value of shares of common stock from AIG and an affiliate of Blackstone.
This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later (but prior to this offering) by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Listing
Our common stock is listed on the NYSE under the symbol “CRBG.”
Price Stabilization and Short Positions
In connection with this offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option granted to it. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriter in the open market prior to the completion of this offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.
None of us, the selling stockholder or the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, none of us, the selling stockholder, or the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter participating in this offering, or by its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling stockholder, prospective investors may be allowed to place orders online. The underwriter may agree with the selling stockholder to allocate a specific number of shares for sale to online brokerage account holders.
Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s or the selling stockholder’s web site and any information contained in any other web site maintained by the underwriter or the selling stockholder is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter or the selling stockholder in its capacity as underwriter or selling stockholder and should not be relied upon by investors.
Other Relationships
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including the selling stockholder. They have received, or may in the future receive, customary fees and commissions for these transactions.
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
In the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. The underwriter and its affiliates have a lending relationship with us and may hedge their credit exposure to us consistent with their customary risk management policies. Typically, underwriter and its affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the common stock. Any such credit default swaps or short positions could adversely affect future trading prices of the common stock. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates, including the selling stockholder. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Morgan Stanley & Co. LLC acted as a representative and as an underwriter in Corebridge’s September 2022 IPO. Morgan Stanley & Co. LLC acted as a representative and as an underwriter in the subsequent June 2023 secondary equity offering.
Morgan Stanley & Co. LLC acted as a joint book-running manager and an initial purchaser in the September 2023 offering of Corebridge’s senior notes. Morgan Stanley & Co. LLC acted as a representative and as an underwriter in the December 2023 offering of Corebridge’s senior notes.
Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. LLC, acted as a joint lead arranger, a joint bookrunner and a syndication agent and Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, is a lender in connection with our three-year delayed draw term loan.
Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, acted as a co-documentation agent for our $2.5 billion revolving credit facility and is a lender under such facility.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no offer of shares may be made to the public in that Member State other than:
(a)to any legal entity which is a qualified investor as defined under Article 2 of Regulation (EU) 2017/1129 (the “Prospectus Regulation”);
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Directive; provided that no such offer of shares of common stock shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” under Article 2 of the Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (the “UK”), no offer of shares may be made to the public in the UK without approval from the Financial Conduct Authority and publication in accordance with Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK Prospectus Regulation”) other than:
i.to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
ii.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation) subject to obtaining the prior consent of the underwriter for any such offer; or
iii.in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”);
provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus to Article 23 of the UK Prospectus Regulation.
Each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” under Article 2 of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in the UK to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for shares.
In addition, in the UK, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons:
(i)who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or
(ii)who are high net worth entities, and other persons to whom it may otherwise be lawfully communicated falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).
Any person in the UK that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the UK, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Australia
This prospectus supplement and the accompanying prospectus:
•do not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•have not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;
•do not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.
The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of common stock, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares of common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of common stock, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Bermuda
Shares of common stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to Prospective Investors in the British Virgin Islands
The shares of common stock may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of the Securities and Investment Business Act, 2010 (“SIBA”). Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognized exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of the property of the Company; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has net worth in excess of US$1,000,000 and that he or she consent to being treated as a professional investor.

Notice to Prospective Investors in China
This prospectus supplement and the accompanying prospectus do not constitute a public offer of shares of common stock, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares of common stock are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.
Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares of common stock or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.
Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers.
The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Korea
The shares of common stock have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares of common stock have been and will be offered in Korea as a private placement under the FSCMA. None of the shares of common stock may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Other than the New York Stock Exchange, the shares of common stock have not been listed on any securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares of common stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares of common stock. By the purchase of the shares of common stock, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares of common stock pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares of common stock has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares of common stock, as principal, if the offer is on terms that the shares of common stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement and the accompanying prospectus is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to Prospective Investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28- 2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(a)to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)where no consideration is or will be given for the transfer;
(c)where the transfer is by operation of law;
(d)as specified in Section 276(7) of the SFA; or
(e)as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares of common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in South Africa
Due to restrictions under the securities laws of South Africa, the shares of common stock are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:
(i)the offer, transfer, sale, renunciation or delivery is to:
(a)persons whose ordinary business is to deal in securities, as principal or agent;

(b)the South African Public Investment Corporation;
(c)persons or entities regulated by the Reserve Bank of South Africa;
(d)authorized financial service providers under South African law;
(e)financial institutions recognized as such under South African law;
(f)a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund or collective investment scheme (in each case duly registered as such under South African law); or
(g)any combination of the person in (a) to (f); or
(ii)the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000.
No “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) in South Africa is being made in connection with the issue of the shares of common stock. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. Any issue or offering of the shares of common stock in South Africa constitutes an offer of the shares of common stock in South Africa for subscription or sale in South Africa only to persons who fall within the exemption from “offers to the public” set out in section 96(1)(a) of the South African Companies Act. Accordingly, this document must not be acted on or relied on by persons in South Africa who do not fall within section 96(1)(a) of the South African Companies Act (such persons being referred to as “SA Relevant Persons”). Any investment or investment activity to which this document relates is available in South Africa only to SA Relevant Persons and will be engaged in South Africa only with SA Relevant Persons.
Notice to Prospective Investors in Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.
Notice to Prospective Investors in Taiwan
The shares of common stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares of common stock in Taiwan.

Notice to Prospective Investors in the United Arab Emirates
The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus supplement do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

VALIDITY OF COMMON STOCK
The validity of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus has been passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters with respect this offering will be passed upon for the underwriter by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may provide in the future, legal services to Corebridge, AIG and their respective affiliates.

EXPERTS
The financial statements incorporated in this prospectus supplement by reference to Corebridge Financial, Inc.’s Annual Report on Form 10-K dated February 15, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:
Corebridge Financial, Inc.
28 Liberty Street
New York, New York 10005
Attention: Investor Relations
Tel: 1-877-375-2422
We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (www.corebridgefinancial.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our websites or any other website identified herein is part of, or incorporated into, this prospectus supplement or the accompanying prospectus. All website addresses in this prospectus supplement are intended to be inactive textual references only.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents are incorporated by reference into this prospectus supplement:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 15, 2024, including those portions of our proxy statement on Schedule 14A filed with the SEC on April 29, 2024 that are incorporated by reference in such Annual Report;
•Our Quarterly Report on Form 10-Q for the quarter period ended March 31, 2024, filed with the SEC on May 3, 2024;
•Our Current Reports on Form 8-K, filed with the SEC on March 11, 2024, March 13, 2024, April 5, 2024, April 26, 2024 and May 16, 2024;
•The description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on September 13, 2022, as supplemented by the “Description of Capital Stock” included in the accompanying prospectus; and
•All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus supplement until all the shares of common stock offered hereby are sold or the offering is otherwise terminated.
You should read the information relating to us in this prospectus supplement and the accompanying prospectus together with the information in the documents incorporated or deemed to be incorporated by reference herein and therein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
The documents incorporated by reference into this prospectus supplement and the accompanying prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

PROSPECTUS
Corebridge Financial, Inc.
Common Stock
This prospectus relates to the sale, from time to time, of our common stock, par value $0.01 per share, by certain selling stockholders (the “selling stockholders”). The selling stockholders may offer and sell shares of our common stock held by it directly or through underwriters, agents or broker-dealers, in amounts, at prices and on terms that will be determined at the time of the offer and sale. For more information, see “Plan of Distribution.” We will not receive any proceeds from sales of the shares offered by any selling stockholder pursuant to this prospectus.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CRBG.”
Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus and any risk factors described in any accompanying prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus and any accompanying prospectus supplement to read about factors you should consider before buying shares of our common stock.
Neither the SEC nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders to be named in a supplement to this prospectus, over time may offer and sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. Under the shelf process, in certain circumstances, we will provide a prospectus supplement that will contain specific information about the terms of a particular offering by a selling stockholder. Any prospectus supplement and any free writing prospectus may also add to, change, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
We have not, and the selling stockholders and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we prepare or distribute. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any sale of shares of our common stock.
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CERTAIN IMPORTANT TERMS
We use the following capitalized terms in this prospectus:
•“AGL” means American General Life Insurance Company, a Texas insurance company;
•“AIG” means AIG Inc. and its subsidiaries, other than Corebridge and Corebridge’s subsidiaries, unless the context refers to AIG Inc. only;
•“AIG Bermuda” means AIG Life of Bermuda, Ltd, a Bermuda insurance company;
•“AIG Inc.” means American International Group, Inc., a Delaware corporation;
•“AMG” means AIG Asset Management (U.S.), LLC;
•“Argon” means Argon Holdco LLC, a wholly owned subsidiary of Blackstone Inc.;
•“BlackRock” means BlackRock Financial Management, Inc.;
•“Blackstone” means Blackstone Inc. and its subsidiaries;
•“Blackstone IM” means Blackstone ISG-I Advisors L.L.C.;
•“Blackstone Stockholders’ Agreement” means Stockholders’ Agreement, dated as of November 2, 2021, between Corebridge, AIG Inc. and Argon;
•“Board” means the Corebridge Financial, Inc. Board of Directors;
•“Corebridge Parent” means Corebridge Financial, Inc., a Delaware corporation;
•“Fortitude Re” means Fortitude Reinsurance Company Ltd., a Bermuda insurance company. AIG formed Fortitude Re in 2018 and sold substantially all of its ownership interest in Fortitude Re’s parent company in two transactions in 2018 and 2020 so that we currently own a less than a 3% indirect interest in Fortitude Re. In February 2018, AGL, VALIC and USL entered into modco reinsurance agreements with Fortitude Re and AIG Bermuda novated its assumption of certain long duration contracts from an affiliated entity to Fortitude Re. In the modco agreements, the investments supporting the reinsurance agreements, which reflect the majority of the consideration that would be paid to the reinsurer for entering into the transaction, are withheld by, and therefore continue to reside on the balance sheet of, the ceding company (i.e., AGL, VALIC and USL), thereby creating an obligation for the ceding company to pay the reinsurer (i.e., Fortitude Re) at a later date;
•“IPO” means the initial public offering by AIG of 80,000,000 shares of common stock at a price to the public of $21.00 per share, which closed on September 19, 2022;
•“LIMRA” means the Life Insurance Marketing and Research Association International, Inc.;
•“Organizational Documents” means the Corebridge Financial, Inc. Amended and Restated Certificate of Incorporation and Corebridge Financial Inc. Second Amended and Restated By-laws;
•“Tax Matters Agreement” means the Tax Matters Agreement between AIG and Corebridge, dated as of September 14, 2022;
•“USL” means The United States Life Insurance Company in the City of New York, a New York insurance company;
•“VALIC” means The Variable Annuity Life Insurance Company, a Texas insurance company; and
•“Corebridge,” “we,” “us,” “our” or the “Company” means Corebridge Parent and its subsidiaries unless the context refers to Corebridge Parent only. References to “Corebridge,” “we,” “us,” “our” or the “Company”

in “Description of Capital Stock” mean Corebridge Financial, Inc. and do not include the subsidiaries of Corebridge Financial, Inc.
MARKET AND INDUSTRY DATA
This prospectus and the documents incorporated by reference herein include estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms and our own estimates based on our management’s knowledge of, and experience in, the insurance industry and market segments in which we compete. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Information sourced from LIMRA regarding total annuity sales rankings includes the annuities we offer across our Individual Retirement and Group Retirement segments. Unless otherwise noted, all market data refers to the U.S. market. Although we have no reason to believe the foregoing information is not reliable, we have not independently verified this information and cannot guarantee its accuracy or completeness. This information is subject to a number of assumptions and limitations, and you are cautioned not to give undue weight to it. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Special Note Regarding Forward-Looking Statements and Information” in this prospectus and the risk factors and other information contained in any applicable prospectus supplement and in our filings with the SEC that are incorporated by reference into this prospectus.
SERVICE MARKS, TRADEMARKS AND TRADE NAMES
We use various service marks, trademarks and trade names, such as VALIC and American General, our logo design and Corebridge, that we deem particularly important to the advertising activities conducted by each of our businesses, some of which are owned by AIG. Such service marks, trademarks and trade names are the property of our Company or licensed by our Company from AIG. This prospectus and the documents incorporated by reference herein also contains trademarks, service marks and trade names of other companies that are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION
This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “targets,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current plans and expectations concerning, among other things, financial position and future financial condition; results of operations; expected operating and non-operating relationships; ability to meet debt service obligations and financing plans; product sales; distribution channels; retention of business; investment yields and spreads; investment portfolio and ability to manage asset-liability cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; the impact of our separation from AIG; the impact of the ongoing COVID-19 pandemic; geopolitical events, including the ongoing conflict in Ukraine; and the impact of prevailing capital markets and economic conditions.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein. In addition, even if our results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein and therein, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, stress and instability in the banking sector, uncertainty regarding approval of the U.S. federal government’s budget, and geopolitical tensions, including the continued armed conflict between Ukraine and Russia and the conflict in Israel and the surrounding areas;
•uncertainty related to the impact of COVID-19;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Re and its performance of its obligations under these agreements;
•our limited ability to access funds from our subsidiaries;
•our potential inability to refinance all or a portion of our indebtedness or to obtain additional financing;

•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength ratings or credit ratings;
•potential adverse impact to liquidity and other risks due to our participation in a securities lending program and a repurchase program;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•our inability to maintain the availability of critical technology systems and the confidentiality of our data;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•the ineffectiveness of our business strategy in accomplishing our objectives;
•the intense competition we face in each of our business lines and the technological changes that may present new and intensified challenges to our business;
•catastrophes, including those associated with climate change and pandemics;
•material changes to, or termination of, our investment advisory arrangements with AIG and Fortitude Re;
•changes in accounting principles and financial reporting requirements;
•our foreign operations, which may expose us to risks that may affect our operations;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•challenges associated with a variety of privacy and information security laws;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•our potential to be deemed an “investment company” under the Investment Company Act of 1940;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•the ineffectiveness of our productivity improvement initiatives in yielding our expected expense reductions and improvements in operational and organizational efficiency;
•recognition of an impairment of our goodwill or the establishment of an additional valuation allowance against our deferred income tax assets as a result of our business lines underperforming or their estimated fair values declining;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
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•the impact of risks associated with our arrangements with Blackstone IM including risks related to limitations on our ability to terminate the Blackstone IM arrangements and related to our exclusive arrangements with Blackstone IM in relation to certain asset classes;
•the historical performance of AMG, Blackstone IM, BlackRock or any other external asset manager we retain not being indicative of the future results of our investment portfolio;
•challenges related to management of our investment portfolio due to increased regulation or scrutiny of investment advisers;
•our failure to replicate or replace functions, systems and infrastructure provided by AIG (including through shared service contracts) or our loss of benefits from AIG’s global contracts, and AIG’s failure to perform the services provided for in the transition services agreement entered into with AIG on September 14, 2022;
•the significant influence that AIG has over us and conflicts of interests arising due to such relationship;
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following the IPO and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire U.S. federal income tax group of which AIG is the common parent for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•certain provisions in our Organizational Documents;
•challenges related to compliance with applicable laws incident to being a public company, which is expensive and time-consuming;
•volatility in or declines in the market price of our common stock;
•the impact of AIG selling a controlling interest in our company to an unknown third party in a private transaction, which could include potential conflicts of interest among such third party and other stockholders; and
•applicable insurance laws, which could make it difficult to effect a change of control of our company.
You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which they are made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
Other risks, uncertainties and factors, including the risk factors and other information in our most recent Annual Report on Form 10-K and in our other filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

OUR COMPANY
For the definitions of certain capitalized terms used in this prospectus and documents incorporated by reference herein, please refer to “Certain Important Terms.”
We are one of the largest providers of retirement solutions and insurance products in the United States, committed to helping individuals plan, save for and achieve secure financial futures. Our addressable markets are large, with powerful, long-term secular trends given an aging U.S. population and a growing need for retirement solutions. We offer a broad set of products and services through our market-leading Individual Retirement, Group Retirement, Life Insurance and Institutional Markets businesses, each of which features capabilities and industry experience we believe are difficult to replicate. These four businesses collectively seek to enhance stockholder returns while maintaining our attractive risk profile, which has historically resulted in consistent and strong cash flow generation.
Corebridge is a Delaware Corporation. Our principal executive offices are located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and our telephone number is (877) 375-2422.
We maintain a public website at https://www.corebridgefinancial.com. The information contained on or connected to our website is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase shares of our common stock.

RISK FACTORS
Investing in our common stock involves risk. You should consider and read carefully the risk factors and other information, including our financial statements, contained in our most recent Annual Report on Form 10-K filed with the SEC on February 24, 2023 (“Annual Report on Form 10-K”), any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus and in our other filings with the SEC that are incorporated by reference into this prospectus and in any applicable prospectus supplement before making an investment decision. The risks described in any prospectus supplement and the risks in our filings with the SEC incorporated by reference herein are not the only ones facing us. The occurrence of any of those risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial position, results of operations or cash flows. In any such case, the trading price of our common stock could decline, and you may lose all or part of your investment. This prospectus, any applicable prospectus supplement and our filings with the SEC incorporated by reference into this prospectus also contain forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below and in any applicable prospectus supplement and the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus. See “Special Note Regarding Forward-Looking Statements and Information” and “Where You Can Find More Information.”

USE OF PROCEEDS
The applicable selling stockholder or stockholders will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus. We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is a summary of the material terms of our Organizational Documents. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
General
As of the date of this prospectus, our authorized capital stock consists of 2,500,000,000 shares of common stock, par value $0.01 per share, and 250,000,000 shares of undesignated preferred stock, par value $1.00 per share. All of the outstanding shares of our common stock are fully paid and nonassessable.
Common Stock
Voting Rights
Shares of common stock are entitled to one vote per share.
In an uncontested election of directors, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present. Pursuant to our corporate governance guidelines, our Board will nominate for election as directors, with respect to incumbent candidates, only those who have tendered, prior to the mailing of the proxy statement for the annual meeting at which they are to be reelected as directors, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at any annual meeting at which they are nominated for re-election and (ii) Board acceptance of such resignation. Our Board shall accept such resignation unless it determines that the best interests of Corebridge and our stockholders would not be served by doing so. Our Board shall take action within 90 days following certification of the vote, unless such action would cause Corebridge Parent to fail to comply with any applicable stock exchange requirement or any rule or regulation promulgated under the Exchange Act, in which event Corebridge Parent shall take action as promptly as is practicable while continuing to meet such requirements. Our Board will promptly disclose its decision and the reasons therefor in a periodic or current report filed with the SEC.
In a contested election (meaning more directors have been nominated for election than directorship positions available), directors will be elected by a plurality of the votes cast (instead of by votes for or against a nominee). Stockholders will not have the right to cumulate their votes for the election of directors.
In other matters, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, provided that (except as otherwise required by law) our Board may require in the notice of meeting a larger vote upon any such matter.
Dividends
Dividends may be declared by our Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock. Each holder of common stock is entitled to receive, on a pro rata basis, dividends and distributions, if any, that our Board may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding.
Liquidation
In the event of our dissolution, liquidation or winding-up of our affairs, whether voluntary or involuntary, after payment of all our preferential amounts required to be paid to the holders of any series of preferred stock, our remaining assets legally available for distribution, if any, will be distributed among the holders of the shares of common stock, pro rata based on the number of shares held by each such holder.

Other Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our Board may designate and issue in the future.
Preferred Stock
Under our amended and restated certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 250,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. As of the date of this prospectus, no shares of our authorized preferred stock are outstanding.
Directors
Under our Organizational Documents, our Board must consist of at least seven directors but no more than 21 directors. Our Board currently consists of 13 directors.
Board Designation Rights
Pursuant to the separation agreement entered into with AIG on September 14, 2022 (the “Separation Agreement”) and the Blackstone Stockholders’ Agreement, AIG and Blackstone each have specified board designation and other rights.
Annual Stockholders Meeting
Our second amended and restated bylaws provide that annual stockholders meetings will be held at a date, time and place, if any, as exclusively selected by our Board. To the extent permitted under applicable law, we may conduct meetings by means of remote communications.
Special Meeting of Stockholders
Our second amended and restated bylaws provide that a special meeting of stockholders may be called for any purpose at any time by (i) the chair of our Board, if any, (ii) our Chief Executive Officer, if any, or (iii) our Secretary or our Board. Our Secretary shall call a special meeting upon written request of one or more record holders who together own 25% or more of the outstanding shares of common stock entitled to vote at such meeting.
Stockholders Action by Written Consent
Any action required by law to be taken at any annual or special meeting of stockholders of Corebridge Parent, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall first request in writing that our Board fix a record date for such purpose. Such written request shall be signed by one or more stockholders representing 25% of the outstanding shares of common stock of Corebridge Parent entitled to consent on the matter or matters set forth in the written request.
Amendments to our Organizational Documents
Our amended and restated certificate of incorporation may be amended by the affirmative vote of a majority of our Board followed by the affirmative vote of a majority of the shares of our common stock then entitled to vote at any annual or special meeting of stockholders.

In addition, our second amended and restated bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of our Board, or by the affirmative vote of a majority of the shares of our common stock then entitled to vote at any annual or special meeting of stockholders.
Anti-Takeover Effects of Our Organizational Documents
Certain provisions of our Organizational Documents, as well as certain provisions of Delaware law and insurance regulations applicable to our business, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares of Capital Stock
Common Stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our Board in opposing a hostile takeover bid.
Preferred Stock. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid, since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or issue shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for our common stock at a premium over the market price of our common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.
Removal of Directors; Vacancies
Our second amended and restated bylaws provide that directors may be removed, with or without cause, by the affirmative vote of a majority of the shares of our common stock entitled to vote on the election of directors, and any vacancy so created may be filled by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors. Vacancies (other than any vacancy created by removal of a director by stockholder vote) and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by election of a majority of the directors then in office, although less than a quorum, or by the sole remaining director.
Stockholders Advance Notice Procedure
Our second amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. Our second amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Corebridge Parent. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is not scheduled within a period that commences 30 days before and ends 30 days after such anniversary date, a stockholder’s notice must be delivered to our corporate secretary by the later of (x) the close of business on the date 90 days prior to the meeting or (y) no later than the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.

Section 203 of the Delaware General Corporation Law (“DGCL”)
Our amended and restated certificate of incorporation provides that we are not subject to Section 203 of the DGCL (“Section 203”) until the first date on which AIG ceases to own (directly or indirectly) 5% of the then-outstanding shares of our common stock. From and after such date, we will be governed by Section 203 for so long as Section 203 by its terms would apply to us.
Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless:
•prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of the outstanding voting stock of the corporation. We expect the existence of this provision in the future to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions eliminating the personal liability of our directors and officers for monetary damages to the extent permitted under the DGCL. Under the DGCL, the personal liability of a director or officer for monetary damages resulting from a breach of fiduciary duty may be eliminated except in circumstances involving:
•a breach of the duty of loyalty;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•a director under Section 174 of the DGCL (unlawful dividends);
•any transaction from which the director or officer derives an improper personal benefit; or
•an officer in any action by or in the right of the corporation.
The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director or officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s or officer’s fiduciary duty. In addition, these provisions will not alter a director’s or officer's liability under U.S. federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Our Organizational Documents require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law. Our second amended and restated bylaws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to pay the expenses (including attorneys’ fees) actually and reasonably incurred by our directors and officers in advance of the final disposition to enable them to defend against such proceedings.
Proxy Access
Our second amended and restated bylaws provide that a stockholder or group of up to 20 stockholders that has maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years is permitted to nominate and include up to a specified number of proxy access nominees in Corebridge Parent’s proxy materials for its annual meeting of stockholders, provided that such stockholder or group of stockholders satisfies the applicable proxy access requirements of, and provides the information, agreements and representations required by, our second amended and restated bylaws. Proxy access nominees are also required to submit certain information, and are subject to certain exclusions and disqualifications, as set forth in our second amended and restated bylaws.
The maximum number of proxy access nominees that we are required to include in our proxy materials is the greater of (a) two and (b) 20% of the directors in office at the time of nomination (rounded down to the nearest whole number). Any eligible stockholder that submits more than one proxy access nominee is required to provide a ranking of its proposed proxy access nominees. If the number of proxy access nominees exceeds the proxy access nominee limit, the highest ranking qualified individual from the list proposed by each eligible stockholder, beginning with the eligible stockholder with the largest qualifying ownership and proceeding through the list of eligible stockholders in descending order of qualifying ownership, will be selected for inclusion in Corebridge Parent’s proxy materials until the proxy access nominee limit is reached.
Requests to include proxy access nominees in Corebridge Parent’s proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that Corebridge Parent first mailed its proxy materials for the preceding year’s annual meeting of stockholders; subject to adjustment in the event the annual meeting is held more than 30 days before or after the anniversary of the date of the prior year’s annual meeting.
Corporate Opportunities
Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, potential transactions, matters or business opportunities (each, a “corporate opportunity”) that are from time to time presented to AIG, Blackstone or any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than us), even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither AIG, Blackstone nor any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries is liable to us for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues or acquires such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us unless, in the case of any such person who is a director or officer of Corebridge Parent, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of Corebridge Parent. To the fullest extent permitted by law, by becoming a stockholder in Corebridge Parent, stockholders are deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Exclusive Forum
Our second amended and restated bylaws provide that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders, (iii) any action or proceeding asserting a claim against us arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to our second amended and restated bylaws) or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although our second amended and restated bylaws contain the exclusive forum provisions described above, it is possible that a court could find that such provision is unenforceable. In addition, the above exclusive forum provision is not intended to apply to claims brought under the Exchange Act and the rules and regulations thereunder.
As permitted by Delaware law, our second amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations thereunder. To the fullest extent permitted by law, by becoming a stockholder in Corebridge Parent, you will be deemed to have notice of and have consented to the provisions of our second amended and restated bylaws related to choice of forum. Neither this provision nor the above exclusive forum provision will mean that stockholders have waived our compliance with federal securities laws and the rules and regulations thereunder.
Insurance Regulations
The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination or other strategic transaction involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of Corebridge Parent, even if our Board decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.
Market Listing
Our common stock is listed on the NYSE under the symbol “CRBG.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

SELLING STOCKHOLDERS
Information about selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC, which are incorporated by reference into this prospectus and the applicable accompanying prospectus supplement.

PLAN OF DISTRIBUTION
General
The selling stockholders may sell the shares of our common stock covered by this prospectus using one or more of the following methods:
•to or through underwriters in a public offering;
•“at the market” to or through market makers or into an existing market for the securities;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•privately negotiated transactions;
•short sales (including short sales “against the box”);
•through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•by pledge to secure debts and other obligations;
•in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•through the distribution by any selling stockholder to its partners, members or shareholders;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
Registration of shares of our common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.
To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:
•the name or names of the selling stockholder(s) and the amounts to be sold;
•the terms of the offering;
•the names of any underwriters or agents and the amounts of shares underwritten or purchased by each of them;
•the purchase price of the securities;
•any underwriting discounts and other items constituting underwriter compensation;
•any initial public offering price; and
•any discounts or concessions allowed or reallowed or paid to dealers.
The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Any offering price and any discounts, concessions or commissions may be changed from time to time.
If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of our common stock, we and they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.
The selling stockholders may also sell shares of our common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.
The selling stockholders may sell shares of our common stock directly to purchasers. In this case, it may not engage underwriters or agents in the offer and sale of such shares.
Any underwriters, broker-dealers or agents that participate in the sale of the selling stockholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.
Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they will receive ordinary compensation.
We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus and the applicable prospectus supplement. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The selling stockholders may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus in privately negotiated or registered transactions. These transactions may involve the sale of shares of our common stock by the selling stockholders by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, rights, warrants or other securities that are offered with, convertible into or exchangeable for shares of our common stock.

If the applicable prospectus supplement indicates, in connection with derivative transactions, the broker-dealers, other financial institutions or third parties may sell shares of our common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the broker-dealer, other financial institution or third party may use shares of our common stock pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of shares of our common stock, and may use shares of our common stock received from the selling stockholders in settlement of derivative transactions to close out any related open borrowing of shares of our common stock.
From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares it owns. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be a selling stockholder. The number of the selling stockholders’ shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the selling stockholders’ shares will otherwise remain unchanged. In addition, the selling stockholders may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.
The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.
The selling stockholders may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders, as applicable. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus and the applicable prospectus supplement to resell the common stock acquired in the distribution. A selling stockholder which is an individual may make gifts of shares of our common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.
Indemnification
We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale of shares of our common stock, until the distribution of the shares is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock. If the underwriters create a short position in shares of our common stock in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing shares in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
VALIDITY OF COMMON STOCK
The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters with respect to the common stock will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to Corebridge Financial, Inc.’s Current Report on Form 8-K dated June 5, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as stated experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:
Corebridge Financial, Inc.
28 Liberty Street
New York, New York 10005
Attention: Investor Relations
Tel: 1-877-375-2422
We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (www.corebridgefinancial.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our websites or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023, including those portions of our proxy statement on Schedule 14A filed with the SEC on April 28, 2023 that are incorporated by reference in such Annual Report;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June, 30, 2023, and September 30, 2023, filed with the SEC on May 11, 2023, August 4, 2023, and November 3, 2023, respectively;
•Our Current Reports on Form 8-K, filed with the SEC on January 17, 2023, January 31, 2023, March 30, 2023, May 17, 2023, June 5, 2023, June 22, 2023, June 26, 2023, June 26, 2023, July 17, 2023, August 17, 2023, and September 15, 2023;
•The description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on September 13, 2022, as supplemented by the “Description of Capital Stock” included in this prospectus; and
•All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus until all the securities are sold or the applicable offering is otherwise terminated.
You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference into this prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

30,000,000 Shares
Corebridge Financial, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

May 30, 2024